SCHEDULE OF PLEDGE AND SECURITY AGREEMENTS
                    SUBSTANTIALLY IDENTICAL TO EXHIBIT 10.34

Date         Borrower
----         --------
2/28/00      Main Street and Main Incorporated and Redfish America, L.L.C.

2/28/00      Main Street and Main Incorporated and Main St. California, Inc.

2/11/00      Main Street and Main Incorporated and Redfish Cleveland, Inc.

2/11/00      Main Street and Main Incorporated and Main St. California, Inc.